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                                                                    Exhibit 99.2



                         CHOCK FULL O'NUTS CORPORATION

                THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 15, 1999

     The undersigned hereby appoints Marvin I. Haas and Howard M. Leitner, and each of them with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned to vote all shares of common stock of Chock Full O'Nuts Corporation, a New York corporation (the "Company"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the special meeting of shareholders of the Company to be held at Chase Manhattan Bank, 11th Floor, Room A, 270 Park Avenue, New York, New York 10017, on October 15, 1999, at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, as follows:

                 (Continued and to be signed on reverse side)
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                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Special Meeting of Shareholders
                         CHOCK FULL O'NUTS CORPORATION

                               October 15, 1999





                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      vote as in this
      example.


THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ADOPTION OF THE MERGER AGREEMENT.

                                                    FOR  AGAINST  ABSTAIN
1. Adoption of the Agreement and Plan of Merger,    [_]    [_]      [_]
   dated as of June 8, 1999 (the "Merger
   Agreement"), by and among Sara Lee
   Corporation, CFN Acquisition Corporation, and the Company.

2. OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Prospectus-Proxy Statement, each dated _______, 1999, furnished herewith.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

  Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.



Signature: _______________________  Signature(s): _______________________
                                                     (IF HELD JOINTLY)
________________________  Dated: ______, 1999
   TITLE OR AUTHORITY

IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized person.